Exhibit 99.1

FOR IMMEDIATE RELEASE

CenterState Bank Corporation

Announces Acquisition of National Commerce Corporation

WINTER HAVEN, Fla. and BIRMINGHAM, Ala., November 26, 2018 /PRNewswire/ -- CenterState Bank Corporation (Nasdaq-GS: CSFL) ("CenterState" or the "Company") and National Commerce Corporation (Nasdaq: NCOM) ("National Commerce"), jointly announced today the signing of a definitive agreement pursuant to which National Commerce will merge with and into CenterState in an all-stock transaction.  This combination of two high-performing banks will create a leading Southeastern regional bank, with branches in Florida, Georgia and Alabama.  As of September 30, 2018 and excluding purchase accounting, the combined company has pro forma total assets of $16.4 billion, gross loans of $11.5 billion, deposits of $12.8 billion and a market capitalization of approximately $3.2 billion.  Over 75% of the pro forma deposit base will be in Florida.

Upon completion of the merger, Richard Murray, IV, Chairman and Chief Executive Officer of National Commerce, will join CenterState as Chief Executive Officer of the Company’s wholly-owned bank subsidiary, CenterState Bank, N.A., and William E. Matthews, V, President and Chief Financial Officer of National Commerce, will join CenterState as Chief Financial Officer of both the bank and the holding company.

"We have enjoyed a nineteen year business relationship with Richard, Will and other members of the National Commerce team that confirms our cultural alignment,” said John Corbett, President & Chief Executive Officer of CenterState. “This partnership not only strengthens our management team, but it also deepens our franchise in our core markets of Orlando, Tampa, Jacksonville, and Atlanta.  We are also excited to welcome a seasoned team of Alabama bankers with a proven record of success.”

“For years, we have had great respect and admiration for CenterState and we are thrilled to play an important role in helping build upon our common culture and values,” noted Richard Murray.  “This partnership enables National Commerce stockholders to benefit from accelerating growth and capitalizing on opportunities in our markets.  By joining up and joining in with the CenterState team,  together we will realize benefits it would have taken us years to accomplish independently.”

Subject to the terms of the merger agreement, National Commerce stockholders will receive 1.65 shares of CSFL common stock for each outstanding share of National Commerce common stock.  Each outstanding option to purchase shares of National Commerce common stock will be assumed by CenterState and become an option to purchase shares of CenterState common stock, with the exercise price and number of shares underlying the option adjusted to reflect the exchange ratio of 1.65.  Based on CSFL's stock price of $24.25 as of November 23, 2018, this equates to a per share value of $40.01 and an aggregate transaction value of $850.4 million.  Additionally, three National Commerce directors will join both the Company board and the CenterState Bank board and one additional director will join the CenterState Bank board.

The transaction is expected to result in mid-single-digit EPS accretion on a fully phased in basis and limited tangible book value dilution, expected to be earned back in approximately two years.

The merger agreement has been unanimously approved by the board of directors of each of National Commerce and CenterState.   Completion of the merger is subject to customary closing conditions, including receipt of required regulatory approvals and the approval by the stockholders of both National Commerce and CenterState.  The transaction is expected to close in the 2nd quarter of 2019.

Raymond James & Associates, Inc. served as financial advisor and Nelson Mullins Riley and Scarborough LLP served as legal counsel to CenterState in the transaction.  Keefe, Bruyette & Woods, Inc. served as financial advisor and Maynard Cooper & Gale, P.C. served as legal counsel to National Commerce in the transaction.

Conference Call Information
CenterState will host a conference call on November 26th at 9:00 a.m. EDT. The conference call can be accessed by dialing 1-866-393-0571. The conference ID passcode is 8177937. There will also be a live webcast of this call available by visiting the link on CenterState's website at www.centerstatebanks.com.  The slide presentation will also be available through a separate link on CenterState's website. A replay of the call will be available after the close of business on November 26, 2018 on the Investor Relations page of CenterState's website, www.centerstatebanks.com.

About CenterState
CenterState operates as one of the largest community bank franchises headquartered in the state of Florida.  Both the Company and its nationally chartered bank subsidiary are based in Winter Haven, Florida, between Orlando and Tampa.  With over $12 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia, and Alabama branch network and customer relationships in neighboring states.  The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division.  For additional information, contact John C. Corbett (CEO), Stephen D. Young (COO) or Jennifer Idell (CFO) at 863-293-4710.

About National Commerce Corporation
National Commerce Corporation (Nasdaq: NCOM), a Delaware corporation, is a financial holding company headquartered in Birmingham, Alabama. Its wholly-owned subsidiary, National Bank of Commerce, provides a broad array of financial services for commercial and consumer customers through seven full-service banking offices in Alabama, twenty-five full-service banking offices in Florida and five full-service banking offices in the Atlanta, Georgia metro area. National Bank of Commerce conducts business under a number of trade names unique to its local markets, including United Legacy Bank, Reunion Bank of Florida, Private Bank of Buckhead, Private Bank of Decatur, PrivatePlus Mortgage, Patriot Bank, FirstAtlantic Bank, Premier Community Bank of Florida and First Landmark Bank. Additionally, National Bank of Commerce owns a majority stake in Corporate Billing, LLC, a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and parts of Canada. National Commerce Corporation files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.nationalbankofcommerce.com. More information about National Commerce Corporation and National Bank of Commerce may be obtained at www.nationalbankofcommerce.com.

Forward Looking Statements:
Information in this press release, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the benefits of the proposed merger of CenterState and National Commerce, including future financial and operating results (including the anticipated impact of each of the transactions on CenterState's earnings and tangible book value), statements related to the expected timing of the completion of the National Commerce merger, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts.  Forward-looking statements may be identified by terminology such as "may," "will," "should," "scheduled," "plans," "intends," "anticipates," "expects," "believes," estimates," "potential," or "continue" or negatives of such terms or other comparable terminology.  All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of CenterState or National Commerce to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the National Commerce merger may not be realized or take longer than anticipated to be realized, (2) disruption from the National Commerce merger with customers, suppliers, employee or other business partners, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the National Commerce merger agreement, (4) the risk of successful integration of National Commerce's businesses into CenterState, (5) the failure to obtain the necessary approvals by the stockholders of National Commerce or CenterState, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability by CenterState to obtain required governmental approvals of the National Commerce merger, (8) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger, (10) the risk that the integration of National Commerce's operations into the operations of CenterState will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by CenterState's issuance of additional shares of its common stock in the merger transaction, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in CenterState's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, or National Commerce's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC's website at http://www.sec.gov.  CenterState and National Commerce disclaim any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Additional Information About the National Commerce Merger and Where to Find It
CenterState intends to file a registration statement on Form S-4 with the SEC to register the shares of CenterState's common stock that will be issued to National Commerce's stockholders in connection with the transaction. The registration statement will include a joint proxy statement of CenterState and National Commerce and a prospectus of CenterState. A definitive joint proxy statement/prospectus will be sent to the stockholders of each of CenterState and National Commerce  in connection with the proposed merger transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, AND JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by CenterState on its website at www.centerstatebanks.com and by National Commerce on its website at www.nationalbankofcommerce.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of CenterState and National Commerce are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

CenterState, National Commerce and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of National Commerce and CenterState in connection with the merger.  Information regarding the directors and executive officers of CenterState and National Commerce and other persons who may be deemed participants in the solicitation of the stockholders of National Commerce or of CenterState in connection with the merger will be included in the joint proxy statement/prospectus for National Commerce's special meeting of stockholders, and CenterState’s special meeting of stockholders, which will be filed by CenterState with the SEC. Information about the directors and officers of CenterState and their ownership of CenterState common stock can also be found in CenterState's definitive proxy statement in connection with its 2018 annual meeting of stockholders, as filed with the SEC on March 12, 2018, and other documents subsequently filed by CenterState with the SEC. Information about the directors and officers of National Commerce and their ownership of National Commerce common stock can also be found in National Commerce's definitive proxy statement in connection with its 2018 annual meeting of stockholders, as filed with the SEC on April 20, 2018, and other documents subsequently filed by National Commerce with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available.